                            SHARE EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                             UNIHOLDING CORPORATION

                                       AND

                     GLOBAL UNILABS CLINICAL TRIALS LIMITED

     AGREEMENT made this 23rd day of July, 1996, by and between UniHolding Corporation, a Delaware corporation ("Seller" or "UniHolding"), with its principal place of business at 96 Spring Street, 8th Floor, New York, NY 10012 and Global Unilabs Clinical Trials Limited, a British Virgin Islands corporation ("Buyer" or "GUCT"), with its principal place of business located at 207-208 Neptune House, Marina Bay, Gibraltar.


                                   WITNESSETH:


     WHEREAS, Seller is engaged in the business of providing clinical trials testing to the pharmaceutical industry through its wholly-owned subsidiaries Unilabs Clinical Trials Limited ("UCT") and Pharmasoft SA ("Pharmasoft") in cooperation with NDA Clinical Trial Services, Inc., a Delaware corporation ("NDA") of which the Seller owns a 17% minority interest, in addition to an option to purchase an additional 13% thereof pursuant to the Stock Purchase Agreement and Option Agreement between NDA and UniHolding dated October 16, 1995 (the "NDA Interest") (together known as the "Clinical Trials Business" hereinafter).

     WHEREAS, the parties have reached an understanding with respect to the sale and purchase of all the outstanding assets of the Clinical Trials Business (hereinafter defined) of UniHolding in exchange for all the outstanding stock of GUCT;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties, and upon terms and subject to the conditions hereinafter set forth, the parties do intend to be bound and hereby agree as follows:

                                    ARTICLE 1
                  TERMS OF SALE AND PURCHASE OF BUSINESS ASSETS

     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer, in reliance upon the representations and warranties of Seller made herein, will at the Closing (hereinafter defined), acquire from Seller, and Seller, in reliance upon the representations and warranties of Buyer made herein, will at the Closing transfer, convey, assign and deliver to Buyer, all of Seller's right, title and interest in and to the assets, properties and business of Seller, whether tangible or intangible, wherever located, including claims and rights under contracts, all books and records relating to the assets and property being conveyed, transferred and assigned hereunder, which are used exclusively in connection with the conduct of the Clinical Trials Business (collectively, the "Assets"), including without limitation, the following:

     (a) all the Seller's rights, title and interests in Unilabs Clinical Trials Ltd., a United Kingdom corporation and wholly-owned subsidiary of the Seller ("UCT"), including all the outstanding stock of UCT, 500,000 ordinary registered shares par value (pound)1 per share fully paid and non-assessable duly endorsed.

     (b) all the Seller's rights, title and interests in Pharmasoft Limited, a Switzerland corporation and wholly-owned subsidiary of the Seller ("Pharmasoft"), including all the outstanding stock of the Pharmasoft, 250 bearer shares par value Swiss Franc 1,000 per share fully paid and non-assessable duly endorsed.

     (c) all rights, title and interests under the agreements and contracts of whatever nature and all other property and rights of every kind and nature owned or held by Seller in relation to its present 17% interest in NDA.

in exchange for capital  stock of Buyer,  as more fully  described in paragraphs
1.3 and 3.6.

     1.2 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of UniHolding, at its principal offices in New York, commencing at 10 a.m. on the 23rd day of July, 1996 or at such other time and/or place as the parties may mutually agree (the "Closing Date").

     1.3 Purchase Price. Immediately after the execution of this Agreement, Buyer shall issue to Seller or its nominees, 217,000 shares of $0.64 par value, fully paid, and non-assessable voting shares of the Buyer (the "GUCT Shares") in exchange for the Assets. If Buyer effects a stock split, stock dividend, reverse stock split, spin-off, or similar change in its capital structure between the date of this Agreement and the Closing Date, there shall be an equitable adjustment to the number of shares to be issued in accordance with the terms of this paragraph to reflect such change or changes.

     1.4 Instruments of Transfer. On the Closing Date, both the Seller and the Buyer shall deliver duly executed instruments of transfer and assignment of the Assets and the GUCT Shares sufficient to vest in each respective party the interests in the Assets and the GUCT Shares being conveyed in accordance with the terms of this Agreement.

     1.5 Payment of Taxes and Other Charges. Buyer shall pay, at the Closing or, if due thereafter promptly when due, all transfer taxes, sales taxes, stamp taxes, and any other taxes (other than income taxes payable by Seller) payable in connection with the transactions contemplated hereby.

     1.6 Assumption. Buyer understands and agrees that, from and after the Closing, except as specifically provided in paragraphs 1.6 and 1.7 hereof to the contrary, neither Seller or any of its affiliates shall have any liability or responsibility for any liability or obligation of or arising out of or relating to the Assets or the Clinical Trials Business of whatever kind or nature, whether contingent or absolute, whether arising prior to or on or after, and whether determined or indeterminable on, the Closing Date, and whether or not specifically referred to in this Agreement (such liabilities and obligations, except as set forth in paragraphs 1.4 and 1.7 hereof, being collectively referred to as the "Liabilities"). Accordingly, Buyer agrees that, effective upon the Closing, Buyer shall assume and shall thereafter pay, perform, and discharge and, effective as of the Closing, Buyer does hereby assume the Liabilities, and further agrees that it shall indemnify Seller and its affiliates and hold each of them harmless against any liability, loss, damage, claim, cost or expense (collectively a "Loss") incurred or suffered by any of them arising out of (i) any of the Liabilities or (ii) any breach by Buyer or, or failure by Buyer to comply with, any of the provisions of this Agreement.

     1.7 Exceptions. The following are excluded from the assumptions of liabilities provided for in the preceding paragraph:

     (i) Income and Franchise Tax. Any liability for the payment of accrued and unpaid federal income taxes or franchise taxes of Seller for the period from May 31, 1995 to the Closing Date, except any tax whatsoever which could be imputed in relation to the present Agreement;

     (ii) Undisclosed Liabilities. Buyer is not acquiring, directly or indirectly, any liability which is not fully disclosed to it. For purposes of this Agreement, the liabilities disclosed to Buyer shall be those which are reflected in or reserved against Seller's balance sheets, books of accounts, and records, as well as contingent liabilities and pending claims as more fully set forth on a Disclosure Schedule attached hereto and incorporated herein by reference.

     (iii) Assurance. Seller warrants and represents that Buyer will not at any time suffer any liability in respect of the foregoing liabilities not assumed by Buyer.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to the Buyer as follows:

     2.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     2.2 Financial Statements. Seller has delivered to Buyer unaudited balance sheet information and a statement of operations for UCT and Pharmasoft for the year ended May 31, 1995 and unaudited balance sheet and operating information for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996 (collectively, the "Financial Statements"). The Financial Statements fairly present the net assets and results of operations of UCT and Pharmasoft as of such corresponding dates in accordance with United States generally accepted accounting principles. Further, Seller has delivered to Buyer unaudited balance sheet information and a statement of operations of NDA as of December 31, 1995. Seller does not take any responsibility for the contents or representations made within the financial statements of NDA.

     2.3 Absence of Certain Changes or Events. Except as set forth in the attached Disclosure Schedule, since the date of the Financial Statements, neither the Clinical Trials Business nor Seller on behalf of the Clinical Trials Business has (a) suffered any damage, destruction or casualty loss to its physical properties materially and adversely affecting the business or financial condition of the Clinical Trials Business; (b) incurred or discharged any obligation or liability except in the ordinary course of business and except obligations or liabilities that are not individually or in the aggregate material to the business or financial condition of the Clinical Trials Business; or (c) entered into any transaction not in the ordinary course of its business except as permitted in or contemplated by other sections of this Agreement.

     2.4 Contracts. The Disclosure Schedule, attached hereto and incorporated herein by reference, contains a list of each contract, agreement or understanding (including each governmental license, permit or other governmental authorization) whether written or oral (including any and all amendments thereto) to which Seller or the Clinical Trials Business is a party, or to which either of them may be bound, which relates to the ownership of the Assets or the conduct of the business of the Clinical Trials Business (collectively, the "Contracts") and which is material to the business or financial condition of the Clinical Trials Business. Except as disclosed in the Disclosure Schedule, to Seller's knowledge, Seller is not in default under any of the Contracts, which default would have a material adverse effect on the business or financial condition of the Clinical Trials Business.

     2.5 Consents. Seller will use its best efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Seller to effect the transactions contemplated hereby and will otherwise use its best efforts to cause the consummation of such transaction in accordance with the terms and conditions hereof.

     2.6 Litigation. No suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation is pending, or to Seller's knowledge is threatened against Seller or Seller's Assets, which might materially or adversely affect Seller's financial condition or the conduct of Seller's business. There is no outstanding judgment, decree, or order against Seller which affects Seller in any way.

     2.7 Compliance with Laws. Except as set forth in the Disclosure Schedule, to Seller's knowledge, the Clinical Trials Business, or Seller on behalf of the Clinical Trials Business, is in compliance with all laws, rules, regulations and orders applicable to its business (including without limitation, those relating to occupational safety and health and equal opportunity employment practices) except where the failure to comply therewith does not have a material adverse effect on the business or financial condition of the Clinical Trials Business.

     2.8 Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (b) general principles of equity. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not, with or without giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers, (c) violated any order, judgment or decree applicable to Seller, or (d) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or the By-laws of Seller or any agreement or other instrument to which Seller is a party or by which Seller may be bound; except in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     2.9 Representation and Warranties. No representation or warranty by Seller in this Agreement or any documents provided hereunder contains or will contain any untrue statement or omits or will omit to state any material fact necessary to make the statements contained herein not misleading. All representations and warranties made by Seller in this Agreement and all documents provided hereunder shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date.

     2.10 Registration under the Exchange Act. After execution of this Agreement, should the Seller desire to register the GUCT Shares under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Buyer shall cooperate with Seller in furnishing all information necessary and relevant to the preparation and filing of such documentation.


                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     3.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     3.2 Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of

Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (b) general principles of equity. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers, (c) violate any order, judgment or decree applicable to Buyer or (d) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation, the By-laws or other similar charter documents of Buyer, or any agreement or other instrument to which Buyer or any of its subsidiaries is a party or by which any of them may be bound; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     3.3 Compliance with Laws. To Buyer's knowledge, the Buyer is in compliance with all laws, rules, regulations and orders applicable to its business (including without limitation, those relating to occupational safety and health and equal opportunity employment practices) except where the failure to comply therewith does not have a material adverse effect on the business or financial condition of the Buyer.

     3.4 Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals authorizations, exemptions, waivers and filing, if any, which Seller is required to make.

     3.5 Litigation. No suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation is pending, or to Buyer's knowledge is threatened against Buyer, which might materially or adversely affect Buyer's financial condition or the conduct of Buyer's business. There is no outstanding judgment, decree, or order against Buyer which affects Buyer in any way.

     3.6 Stock. The aggregate number of Buyer's shares consists of 250,000 ordinary registered shares, par value $0.64 each (the "GUCT Common Stock"), of which 2 registered shares were issued and outstanding prior to the Closing of this Agreement. There are no outstanding options, rights, or warrants entitling the holder thereof to purchase shares of Buyer or any securities which are convertible into or exchangeable for such shares. In accordance with paragraph 1.3, Buyer shall issue and deliver 217,000 ordinary registered shares to the Seller or its nominee per its instructions at the Closing Date or at a date thereafter mutually agreeable to the parties.

     3.7 Registration under the Securities Act. If Buyer shall forthwith file with the Securities and Exchange Commission and appropriate state agencies a registration statement under the Securities Act, Buyer shall register the shares issued hereunder, and take all other necessary action to validate the registration of such shares. The Buyer shall pay all fees and expenses incurred by its counsel and accountants, printing and blue sky costs, filing and registration fees, and expenses and commissions of underwriters, if applicable.

     3.8 Registration under the Exchange Act. In accordance with paragraph 2.10, if Seller elects to register the GUCT Shares, Buyer recognizes it will have a duty to file corporate updates to its registration as a issuer with the Securities and Exchange Commission pursuant to the rules and regulations of the Exchange Act, specifically Section 12(g).

     3.9 Compliance with Securities Laws. To the best of Buyer's knowledge, neither Buyer nor any officer, director, affiliate, or controlling person of Seller has committed any violation, or been in any way in contravention, of any law, rule or regulation governing transactions in securities, in connection with the transactions herein.

     3.10 Inspection and Value. Buyer has formed its own opinion as to the value of Seller's Assets being purchased hereunder. The parties agree that Seller's warranties include only the express written warranties that are contained in this Agreement. Seller hereby disclaims all implied warranties. The parties acknowledge that Buyer has inspected such Assets to the full extent of Buyer's desire, and Seller has given Buyer ample opportunity to conduct such inspections. Buyer recognizes that the success of the business in which Seller's Assets will be utilized is dependent upon Buyer's skills and ability in the industry.

     3.11 Assumption of Business Contracts. Buyer shall assume the responsibility for the performance of any contract, agreement or commitment involving Seller as disclosed in the Disclosure Schedule. However, Buyer shall have no responsibility to perform any such activities to the extent contracted for by Seller between the date of this Agreement and the Closing without Buyer's consent. Buyer shall indemnify and hold Seller harmless from all claims, loss, or liability arising out of Buyer's performance or failure to perform under any such contract, agreement or commitment.

     3.12 Representation and Warranties. No representation or warranty by Buyer in this Agreement or any documents provided hereunder contains or will contain any untrue statement or omits or will omit to state any material fact necessary to make the statements contained herein not misleading. All representations and warranties made by Buyer in this Agreement and all documents provided hereunder shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date.


                                    ARTICLE 4
                               COVENANTS OF SELLER

     Seller hereby covenants and agrees with Buyer as follows:

     4.1 Seller's Cooperation. Seller will use its best efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorization, exemptions and waivers from third parties as shall be required in order to enable Seller to effect the transactions contemplated hereby and will otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

     Further Seller shall furnish correct and complete information, including financial statements, data and other documents Buyer shall reasonably request.

     4.2  Conduct of  Business.  Seller  covenants  with Buyer that  pending the
Closing:

     (a) The Clinical Trials Business will be conducted its business only in the ordinary course and use its best efforts to preserve the business organization of the Clinical Trials Business intact.

     (b) No dividend or other distribution or payment will be declared or paid with respect to UCT or Pharmasoft's outstanding shares, and it will not redeem, purchase, or otherwise acquire such shares.

     (c) The Clinical Trials Business will make no changes in any of its contracts or commitments, except those that occur in the ordinary course of business.

     (d) The Clinical Trials Business will make no new contracts or commitments, except contracts in the ordinary course of business for the purchase of merchandise, materials, and supplies.

     (e) The Seller will use its best efforts to preserve the Clinical Trials Business's relationships with its material lenders, suppliers, customers, licensors and licensees and others having material business dealings with it such that its business will not be substantially impaired.

     4.3 Additional documents. Seller shall, at any one or more times after the Closing Date, upon Buyer's request, execute, acknowledge, and deliver all further deeds, assignments, transfers, conveyances, powers of attorney, and assurances that are required for the better assigning, transferring, granting, conveying, assuring, and confirming to Buyer, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any of or all the assets and properties to be conveyed, to Buyer, and any of or all the obligations of Seller to be assigned to, and assumed, paid, performed and discharged by, Buyer.

                                    ARTICLE 5
                               COVENANTS OF BUYER

     Buyer hereby covenants and agrees with Seller as follows:

     5.1 Buyer's Cooperation. Buyer will furnish Seller correct and complete information, including financial statements, data and other documents Seller shall reasonably request for inclusion as required in certain filings with the Securities and Exchange Commission and the National Association of Securities Dealers in order to fully effect the distribution to its shareholders of the GUCT Common Stock.

     Further, Buyer will use its best efforts, and will cooperate with Seller, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Buyer to effect the transactions contemplated hereby, and will otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

     5.2 Buyer's Knowledge of Business; Seller's Representations Modified by Buyer's Knowledge. To the knowledge of Buyer, Seller's representations and warranties made in this Agreement are true and correct. Buyer hereby agrees that, to the extent any representation or warranty of Seller made herein is, to the knowledge of Buyer acquired prior to the Closing, untrue or incorrect, if Buyer elects to close, (i) Buyer shall have no rights under this Agreement by reason of such untruth or inaccuracy, and (ii) any such representation or warranty by Seller shall be deemed to be amended to the extent necessary to render it consistent with such knowledge of Buyer.

     Further, Buyer acknowledges that the success of the business in which Seller's Assets will be utilized is solely dependent upon Buyer's skills and ability in the industry.

     5.3 Contracts. Buyer shall undertake the responsibility for the performance of any contract, agreement or commitment involving Seller as disclosed in the Disclosure Schedule. However, Buyer shall have no responsibility to perform any such activities to the extent contracted for by Seller between the date of this Agreement and the Closing without Buyer's consent. Buyer shall indemnify and hold Seller harmless from all claims, loss, or liability arising out of Buyer's performance or failure to perform under any such contract, agreement or commitment.

     5.4 Additional documents. Buyer shall, at any one or more times after the Closing Date, upon Seller's request, execute, acknowledge, and deliver all further instruments or documents and take all such further action as Seller may reasonably request in order to evidence the consummation of the transactions contemplated hereby.


                                    ARTICLE 6
                      MUTUAL COVENANTS OF BUYER AND SELLER


     6.1 Confidentiality. Buyer and Seller mutually acknowledge that, pursuant to their respective rights to inspect the other's books, accounts and records, they may become privy to the other's confidential information, and that communication of such confidential information to third parties could damage the other's business after the transaction is completed. Buyer and Seller therefore mutually agree to take reasonable steps to insure that such information about the other, obtained by Buyer or Seller respectively, or any of their respective employees, officers, agents, attorneys, or other accredited representatives, shall remain confidential and not be disclosed or revealed to outside sources. "Confidential information" includes information not ordinarily known by non company personnel, including customer lists, supplier lists, trade secrets, pricing policy and records, and all other information normally understood to be confidential or otherwise designated as such by Seller or Buyer respectively.

     6.2 Taxes.

     (a) In accordance with paragraph 1.6 and 1.7 herein above, Seller shall be liable for all income and franchise taxes payable as a result of the operations of the Clinical Trials Business prior to Closing. Buyer shall be liable for all income and franchise taxes payable as a result of the operations of the Clinical Trials Business from and after the Closing.

     (b) After the Closing Date, Buyer and Seller shall make available to the other, as reasonably requested, and to any taxing authority, all information, records or documents relating to tax liabilities or potential tax liabilities of or relating to the Clinical Trials Business for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Buyer shall prepare and provide to Seller any federal, state, local or foreign tax information package requested by Seller for Seller's use in preparing its tax returns. Such tax information packages shall be completed by Buyer and provided to Seller within a reasonable time upon request after the Closing. Each party shall bear its own expense in complying with the foregoing provisions.

     (c) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any affiliate of Buyer or the Clinical Trials Business of notice of any pending or threatened federal, state, or local or foreign income or franchise tax audits or assessments of or relating to the Clinical Trials Business for taxable periods ending prior to or including the Closing Date. Seller shall have the sole right to represent the Clinical Trials Business's interests in any tax audit or administrative or court proceeding relating to taxable periods for which Seller is responsible for the payment of taxes, and to employ counsel of its choice at its expense. Buyer agrees that it will cooperate fully with Seller and its counsel in the defense against or compromise of any claim in any said proceeding.

     6.3 Access to records. Before the Closing Date, the parties' officers and accredited representatives shall each have full access to the properties, books, accounts, and records of every kind, and each will furnish the other with all additional financial and operating data and other information as to its business and properties that is from time to time reasonably requested. Each party shall authorize and direct its respective independent auditors to make available to the other party any information, including access to work papers, requested by such party.

                                    ARTICLE 7
                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to sell the Assets shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all the following conditions:

     7.1 Representations and Warranties. All Buyer's representations and warranties contained in this Agreement shall be true in all material respects as of and at the Closing. Seller shall have received a certificate of Buyer, from an authorized officer thereof, certifying the following as to the Buyer and its operations:

     (i) Buyer is a corporation duly organized and existing in good standing under the laws of the British Virgin Islands and is duly qualified to do business in that country.

     (ii) Buyer has full power and authority to make, execute, deliver, and perform this Agreement; all corporate and other proceedings required to be taken by Buyer, its directors and shareholders to authorize Buyer to enter into and carry out this Agreement and the transaction contemplated hereby have been duly and properly taken; this Agreement constitutes a valid obligation binding upon Buyer in accordance with its terms, and Buyer is and has the corporate power to conduct the type of business presently conducted by Seller.

     (iii) The execution, delivery, and consummation of this Agreement do not conflict with result in breach of, or constitute a default under, Buyer's Articles of Incorporation or By-laws, or other similar charter documents of Buyer, or any material agreement or instrument of which such counsel has knowledge and to which Buyer is a party or by which it is bound.

     (iv) The authorized officer does not know of any litigation proceeding or governmental investigation pending or threatened against or relating to Buyer which would adversely affect in any way the business of Buyer.

     (v) At the Closing, Seller or its nominees shall be issued capital stock of the Buyer, GUCT, in the amount of 217,000 shares, par value $0.64 in denominations, amounts and names requested by Seller. Subsequent to the Closing, Buyer shall cooperate with Seller upon Seller's request, to execute all further transfers and conveyances that are required for better transferring, granting, conveying assuring and confirming to Seller, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all the shares to be conveyed to Seller or its nominees.

     (vi) Buyer has complied with all applicable statutes, the provisions of its Certificate of Incorporation and By-laws, or other similar charter documents, and all other laws and regulations in all jurisdictions applicable to the transaction contemplated to be performed by it hereunder, including, but not limited to the federal securities laws in the United States. Buyer acknowledges and agrees that it shall file with the SEC all corporate updates to any registration under the Exchange Act filed by the Seller on behalf of the Buyer as set out in paragraph 2.10.

     7.2 Performance and Consent. Buyer shall have performed and complied with all its agreements, terms and conditions under this Agreement on or before the Closing, including, but not limited to, the execution of all necessary consents, approvals, authorizations, exemptions or waivers in regard to the issuance of new securities of GUCT, the assumption of contracts and liabilities and the compliance with federal securities laws in relation to mandatory filings.

     7.3 Bankruptcy or Similar. Buyer shall not be in bankruptcy or similar proceedings.

                                    ARTICLE 8
                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to purchaser the Assets and assume the Liabilities of Seller shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all the following conditions.

     8.1 Representations and Warranties. All Seller's representations and warranties contained in this Agreement shall be true in all material respects as of and at the Closing Date with the same effect as if they had been made on and as of Closing, except as otherwise contemplated or specifically permitted by the terms hereof. Buyer shall have received a certificate of Seller, from an authorized officer thereof, certifying as to the following as to the Seller and its operations:

     (i) Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware, has full corporate power to own or sell its assets and to conduct its business, and is duly qualified to do business in that state.

     (ii) Seller has full power and authority to make, execute, deliver, and perform this Agreement; all corporate and other proceedings required to be taken by Seller, its directors and shareholders to authorize Seller to enter into and carry out this Agreement and the transaction contemplated hereby have been duly and properly taken; this Agreement constitutes a valid obligation binding upon Seller in accordance with its terms, and Seller is and has the corporate power to conduct the type of business presently conducted by Buyer.

     (iii) The execution, delivery, and consummation of this Agreement do not conflict with result in breach of, or constitute a default under, Seller's Articles of Incorporation or By-laws, or any material agreement or instrument of which such counsel has knowledge and to which Seller is a party or by which it is bound.

     (iv) At the Closing, Buyer shall receive good and marketable title to the Assets being sold and transferred hereunder, free and clear of any interests, encumbrances, subject only to matters expressly set forth herein or in the Disclosure Schedule annexed hereto.

     (v) The authorized officer does not know of any litigation proceeding or governmental investigation pending or threatened against or relating to Seller or the Assets which would adversely affect in any way the business or Assets.

     (vi) All corporate and other proceedings and actions and filings required by this Agreement or by law or any rules or regulations promulgated thereunder, to be taken by or on the part of the Seller, its board of Directors or shareholders to authorize Seller to execute, deliver, and perform its duties and obligations hereunder have been duly and validly taken.

     (vii) Seller has complied with all applicable statutes, the provisions of its Certificate of Incorporation and By-laws, and all other laws and regulations applicable to the transaction contemplated to be performed by it hereunder, more specifically, the federal securities laws of the United States.

     8.2 Performance and Consent. Seller shall have performed and complied with all its agreements, terms and conditions under this Agreement on or before the Closing Date, including, but not limited to, the execution of all necessary consents, approvals, authorizations, exemptions or waivers especially in regard to the spin-off and subsequent registration of the Buyer, GUCT, under the Exchange Act.

     8.3 Bankruptcy or Similar. Seller shall not be in bankruptcy or similar proceedings.


                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 No Survival. The representations and warranties made in this Agreement or in any certificate or other document delivered pursuant hereto or in connection therewith and the covenants and agreements contained herein to be performed or complied with at or prior to the Closing shall not survive the Closing. The covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for a period of one year following the expiration of such specified term and shall thereupon expire.

     9.2 Entire Agreement. This Agreement (including the Disclosure Schedule) and those other documents annexed hereto, supersedes all prior agreements and constitutes the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed by Seller or Buyer pursuant to any paragraph of this Agreement shall be deemed to be disclosed with respect to all paragraphs of this Agreement.

     9.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without prior written consent of the other party hereto, except that Buyer may, at its election, assign this Agreement to any direct or indirect wholly-owned subsidiary so long as the representations and warranties of Buyer made herein are equally true of such assignee. Such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provision hereof as "Buyer" and, if there is more than one assignee, agreeing to be jointly and severally liable for all of the obligations of the assignor hereunder. If this Agreement is assigned with such consent or pursuant to such exception, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve the assignor of its obligations under this Agreement.

     9.4   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     9.5 Headings. The headings of the Articles and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     9.6 Modifications and Waivers. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     9.7 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transaction contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

     9.8 Notices. Any notice, request, instruction or other document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally or sent by registered or certified mail (or air mail when applicable), postage prepaid,

              if to Seller to :             UniHolding Corporation
                                            96 Spring Street, 8th Floor
                                            New York, New York 10012
                                            Attn:    Melanie Stapp

              with a copy to:               UniHolding Corporation
                                            c/o Unilabs SA
                                            12, place de Cornavin
                                            CH 1211 Geneva 1
                                            Switzerland
                                            Attn:  Bruno Adam

              if to Buyer to:               Global Unilabs Clinical Trials Ltd.
                                            207-208 Neptune House
                                            Marina Bay
                                            Gibraltar
                                            Attn:    Helen Beards

              with a copy to:               Unilabs Group Limited
                                            207-208 Neptune House
                                            Marina Bay
                                            Gibraltar
                                            Attn:    Helen Beards

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

     9.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Delaware. Each of the parties agrees to (i) the irrevocable designation of the Secretary of State of Delaware as its agent upon whom process against it may be served and (ii) personal jurisdiction in any, action brought in any court, Federal or State, within Delaware having subject matter jurisdiction arising under this Agreement.

     9.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                                 UNIHOLDING CORPORATION, Seller

                                                 By: /s/ Edgard Zwirn
                                                 Title:  Chairman


                                                 By: /s/ Bruno Adam
                                                 Title:  Director
Attest:

By:/s/ Melanie Stapp
Name:  Melanie Stapp

                                           GLOBAL UNILABS CLINICAL TRIALS, Buyer

                                           By: /s/ Alessandra Van Gemerden
                                           Title:  Director


                                           By: /s/ Paul Hokfelt
                                           Title:  Director
Attest:

By:/s/ Melanie Stapp
Name:  Melanie Stapp